Exhibit 5.1

[Letterhead of Greenberg Traurig, LLP]

October 11, 2017

Switch, Inc.

7135 S. Decatur Boulevard

Las Vegas, NV 89118

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

As legal counsel to Switch, Inc., a Nevada corporation (the “Company”), we have assisted in the preparation of the Company’s Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission on or about October 11, 2017 in connection with the registration under the Securities Act of 1933, as amended, of 25,000,000 shares of the Company’s Class A common stock, par value $0.001 per share (the “Common Stock”), issuable under the Company’s 2017 Incentive Award Plan (the “Plan”). The shares of Common Stock issuable pursuant to the Plan are referred to as the “Shares.” The facts, as we understand them, are set forth in the Registration Statement.

With respect to the opinion set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, only of the following:

A. The Amended and Restated Articles of Incorporation of the Company, as currently in effect;

B. The Amended and Restated Bylaws of the Company, as currently in effect;

C. Various resolutions of the Board of Directors of the Company authorizing the issuance of the Shares and adopting the Plan;

D. The Plan; and

E. The Registration Statement.

Subject to the assumptions that (i) the documents and signatures examined by us are genuine and authentic, and (ii) the persons executing the documents examined by us have the legal capacity to execute such documents, and based solely upon our review of items A through E above, and subject to the further limitations and qualifications set forth below, it is our opinion that the Shares, when issued and sold in accordance with the Plan, will be validly issued, fully paid, and nonassessable.

We express no opinion as the applicability or effect of any laws, orders, or judgments of any state or other jurisdiction other than the existing laws of the United States of America, and Title 7 of the Nevada Revised Statutes, the Nevada Constitution, and reported judicial decisions relating thereto. Further, our opinion is based solely upon existing laws, rules, and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

We hereby expressly consent to any reference to our firm in the Registration Statement, to the inclusion of this Opinion as an exhibit to the Registration Statement, and to the filing of this Opinion with any other appropriate governmental agency.

Sincerely,

/s/ Greenberg Traurig, LLP